                                                              Exhibit 8 and 23.4


                                BAKER & McKENZIE
                                ATTORNEYS AT LAW


EUROPE                     ASIA                                             NORTH AND
MIDDLE EAST                PACIFIC                                          SOUTH AMERICA


ALMATY     MADRID          BANGKOK                                          BOGOTA        MEXICO CITY     SAN FRANCISCO
AMSTERDAM  MILAN           BEIJING          815 CONNECTICUT AVENUE N.W.     BRASILIA      MIAMI           SANTIAGO
BARCELONA  MOSCOW          HANOI            WASHINGTON D.C. 80006-4078      BUENOS AIRES  MONTERREY       SAO PAULO
BERLIN     PARIS           HO CHI MINH CITY  TELEPHONE (202) 452-7000       CARACAS       NEW YORK        TIJUANA
BRUSSELS   PRAGUE          HONG KONG        CABLE ABOGADO TELEX 59552       CHICAGO       PALO ALTO       TORONTO
BUDAPEST   RIYADH          MANILA            FACSIMILE (202) 452-7074       DALLAS        RIO DE JANEIRO  VALENCIA
CAIRO      ROME            MELBOURNE                                        JUAREZ        SAN DIEGO       WASHINGTON, D.C.
FRANKFURT  ST. PETERSBURG  SINGAPORE
GENEVA     STOCKHOLM       SYDNEY
KIEV       WARSAW          TAIPEI
LAUSANNE   ZURICH          TOKYO
LONDON

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                                 July 23, 1996


Kabelmedia Holding GmbH
Oberer Steinweg 10
08523 Plauen, Germany

Dear Sirs:

     We have acted as special United States federal income tax counsel to Kabelmedia Holding GmbH (the "Company") in connection with the issuance of $100,000,000 Senior Discount Notes due 2006 (the "Discount Notes") as described in the Prospectus dated July 23, 1996, relating to the initial offering and sale of the Discount Notes (the "Prospectus").

     As special United States federal income tax counsel to the Company we have examined the Prospectus and such other documents and records as we deemed necessary and relevant for rendering our opinion as to the principal United
States federal income tax consequences of the purchase, ownership and disposition of the Discount Notes. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Prospectus.

     On the basis of the foregoing, and assuming that all relevant documents have been, or will be, validly authorized, executed, delivered and performed by all of the relevant parties, the statements in the Prospectus under the caption
"Certain Income Tax Considerations--U.S. Federal Income Tax Consequences," are our opinion of the material United States Federal income tax consequences of the ownership and disposition of Discount Notes.

BAKER & McKENZIE

Kabelmedia Holding GmbH
July 23, 1996
Page 2


     The foregoing is based on the United States Internal Revenue Code of 1986, as amended, the regulations, rulings, and administrative pronouncements thereunder and judicial decisions as the date hereof. Subsequent developments in these areas could have a material effect on this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Certain Income Tax Considerations--U.S. Federal Income Tax Consequences" in the Prospectus that forms part of the Registration Statement without admitting that we are "experts" under the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                               Very truly yours,


                               BAKER & McKENZIE